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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-30344 and 333-51430) and on Form S-8 (Nos. 333-73904, 333-55978, 333-53446, 333-32096, 333-32092 and 333-65923) of Hanover
Compressor Company of our report dated March 30, 2001, except as to Notes 19 and 20 to the consolidated financial statements, which are as of April 15, 2002 and November 21, 2002, respectively, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K/A.



/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
December 23, 2002